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                                                                    Exhibit 10.2


                           LIMITED COMMERCIAL GUARANTY


BORROWER:                  SANDHILL GROUP, L.L.C.
                           (TIN: 26-0042775)

BANK:                      REGIONS BANK (TIN: 63-037-1391)

GUARANTOR:                 GENESIS CRUDE OIL, L.P.
                           (TIN: 76-0516202)


                                    RECITALS

         WHEREAS, Bank previously has issued the Letter of Credit and advanced the Indebtedness (each as defined herein) to Sandhill Group, L.L.C. ("Borrower"), pursuant to the terms of the Credit Agreement (as defined herein) and the Letter of Credit;

         WHEREAS, Borrower has requested that Bank release the guaranties of the individual guarantors of the Indebtedness and limit the guaranty of the corporate guarantor (50%) in exchange for the guaranty of Guarantor as provided herein;

         WHEREAS, it is a condition to Bank's releasing and limiting the guaranties as provided in the foregoing paragraph that Guarantor execute this Commercial Guaranty (this "Agreement") on behalf of Borrower and in favor of Bank as contemplated by the terms hereof;

         WHEREAS, Guarantor hereby represents and acknowledges that (i) it will derive substantial benefit from Bank's continuing to advance the Indebtedness to Borrower; (ii) it has received valuable consideration for entering into this Agreement on behalf of Borrower; and (iii) Borrower has requested Guarantor to execute and deliver this Agreement in favor of Bank.

         NOW, THEREFORE, Guarantor hereby enters into this Agreement in favor of Bank as follows:

1. DEFINITIONS. The following terms shall have the meanings ascribed to them when used in this Agreement:

         1.1 AGREEMENT. The word "Agreement" means this Commercial Guaranty as may be amended or modified from time to time.

         1.2 BANK. The word "Bank" means REGIONS BANK, THROUGH ITS NORTHEAST LOUISIANA BANKING DIVISION (MONROE, LOUISIANA MAIN OFFICE) (TIN: 63-037-1391), its successors and assigns, and any subsequent holder or holders of the Indebtedness.

         1.3 BORROWER. The word "Borrower" means SANDHILL GROUP, L.L.C., a Mississippi limited liability company.

         1.4 CREDIT AGREEMENT. The words "Credit Agreement" mean that certain Credit and Reimbursement Agreement dated as of December 18, 2003, between Bank and Borrower.

         1.5 FINANCING DOCUMENTS. The words "Financing Documents" shall have the meaning set forth in the Credit Agreement.

         1.6 GUARANTOR. The word "Guarantor" means GENESIS CRUDE OIL, L.P., a Delaware limited partnership.



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         1.7      INDEBTEDNESS. The word "Indebtedness" means and includes
                  individually, collectively, interchangeably and without limitation, the face amount of the Letter of Credit and any and all present and future loans, extensions of credit, liabilities and/or obligations of every nature and kind whatsoever that Borrower may now and in the future owe to or incur in favor of Bank and its successors or assigns, whether such loans, extensions of credit, liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not such Indebtedness may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason.

         1.8 LETTER OF CREDIT. The words "Letter of Credit" shall have the meaning set forth in the Credit Agreement.

         1.9 LIMITED AMOUNT. The words "Limited Amount" shall mean fifty percent (50%) of the Indebtedness.

         1.10 MORGAN KEEGAN. The word "Morgan Keegan" means Morgan Keegan & Company, Inc., an affiliate of Bank.

2. GUARANTEE OF THE INDEBTEDNESS. For valuable consideration, Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all of Borrower's present and future Indebtedness in favor of Bank up to the Limited Amount.

3. AMOUNT OF GUARANTY. The amount of this Guaranty is limited to the Limited Amount.

4. CONTINUING GUARANTY. THIS IS A CONTINUING GUARANTY AGREEMENT UNDER WHICH GUARANTOR AGREES TO GUARANTEE PAYMENT OF BORROWER'S PRESENT AND FUTURE INDEBTEDNESS IN FAVOR OF BANK ON A CONTINUING BASIS. Guarantor's obligations and liability under this Agreement shall be open and continuous in effect. Guarantor intends to and does hereby guarantee at all times the prompt and punctual payment, performance and satisfaction of the Indebtedness up to the Limited Amount. Accordingly, any payments made towards the Indebtedness will not discharge or diminish the obligations and liability of Guarantor under this Agreement for any remaining and succeeding Indebtedness of Borrower in favor of Bank. To the extent that Guarantor is or may become a Member of Borrower, Guarantor agrees that, notwithstanding the provisions of La. R.S. 12:1320, or similar provisions of Mississippi law, Guarantor shall be liable under this Agreement for the Limited Amount in favor of Bank.

5.       [RESERVED]

6. DURATION OF GUARANTY. This Agreement and Guarantor's obligations and liability hereunder shall remain in full force and effect until such time as this Agreement may be canceled or otherwise terminated by Bank under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provisions hereinbelow). It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness guaranteed under this Agreement and it is specifically acknowledged and agreed to by Guarantor that reductions in the amount of the Indebtedness, even to zero ($0.00) dollars, prior to Bank's written cancellation of this Agreement, shall not constitute or give rise to a termination of this Agreement.

7. CANCELLATION OF AGREEMENT; EFFECT. Unless otherwise indicated under such a written cancellation instrument, Bank's agreement to terminate or otherwise cancel this Agreement shall affect only, and shall be expressly limited to, Guarantor's continuing obligations and liability to guarantee the Indebtedness incurred, originated and/or extended (without prior commitment) after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable



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         under this Agreement for any and all of the Indebtedness incurred, originated, extended, or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Bank, shall in any way obligate, or be construed to obligate, Bank to agree to the subsequent termination or cancellation of Guarantor's obligations and liability hereunder; it being fully understood and agreed to by Guarantor that Bank has and intends to continue to rely on Guarantor's assets, income and financial resources in extending credit and other Indebtedness to and in favor of Borrower, and that to release Guarantor from Guarantor's continuing obligations and liabilities under this Agreement would so prejudice Bank that Bank may, within its sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its continuing obligations and liability under this Agreement for any reason whatsoever as long as any of the Indebtedness remains unpaid and outstanding.

8. DEFAULT. Should any event of default occur or exist under the Credit Agreement, the Notes or the Financing Documents in favor of Bank, Guarantor unconditionally and absolutely agrees to pay Bank the then unpaid amount of the Indebtedness up to the Limited Amount, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. Such payment or payments shall be made at Bank's offices indicated below, immediately following demand by Bank.

9.       GUARANTOR'S WAIVERS. Guarantor hereby waives:

         (a) Notice of Bank's acceptance of this Agreement.

         (b) Presentment for payment of all or any portion of the Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Bank in collection thereof, including any notice of default in payment thereof, or other notice to, or demand for payment thereof, on any party.

         (c) Any right to require Bank to notify Guarantor of any nonpayment relating to any collateral directly or indirectly securing the Indebtedness, or notice of any action or nonaction on the part of Borrower, Bank, or any other Guarantor, surety or endorser of the Indebtedness, or notice of the creation of any new or additional Indebtedness subject to this Agreement.

         (d) Any rights to demand or require collateral security from the Borrower or any other person as provided under applicable Louisiana law or otherwise.

         (e) Any right to require Bank to notify Guarantor of the terms, time and place of any public or private sale of any collateral directly or indirectly securing the Indebtedness.

         (f) Any "one action" or "anti-deficiency" law or any other law which may prevent Bank from bringing any action, including a claim for deficiency, against Guarantor, before or after Bank's commencement or completion of any foreclosure action, or any action in lieu of foreclosure.

         (g) Any election of remedies by Bank that may destroy or impair Guarantor's subrogation rights or Guarantor's right to proceed for reimbursement against Borrower or any other Guarantor, surety or endorser of the Indebtedness, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness.

         (h) Any disability or other defense of Borrower, or any other Guarantor, surety or endorser, or any other person, or by reason of the cessation from any cause of whatsoever, other than payment in full of the Indebtedness or to the extent it offsets all or a portion of the Indebtedness or affects the validity or enforceability of the Indebtedness.

         Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences, and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.



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10.      GUARANTOR'S SUBORDINATION OF RIGHTS. In the event that Guarantor should for any reason (a) advance or lend any other monies to Borrower, whether or not such funds are used by Borrower to make payment(s) under the Indebtedness, and/or (b) make any payment(s) to Bank or others for and on behalf of Borrower under the Indebtedness, and/or (c) make any payment to Bank in total or partial satisfaction of Guarantor's obligations and liabilities under this Agreement, and/or (d) if any of Guarantor's property is used to pay or satisfy any of the Indebtedness, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect from or to be reimbursed by Borrower (or from or by any other Guarantor, endorser or surety of the Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Bank or otherwise, shall in all respects, whether or not Borrower is presently or subsequently becomes insolvent, be subordinate, inferior and junior to the rights of Bank to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as the Indebtedness is fully paid and satisfied. In the event of Borrower's insolvency or consequent liquidation of Borrower's assets, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of claims of both Bank and Guarantor shall be paid to Bank and shall be first applied by Bank to Borrower's then remaining Indebtedness. Guarantor hereby assigns to Bank all claims which it may have or acquire against Borrower or any assignee or trustee of Borrower in bankruptcy; provided that, such assignment shall be effective only for the purpose of assuring to Bank full payment of the Indebtedness guaranteed under this Agreement.

         If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever agrees that any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, shall be inferior and subordinate to the rights and claims of Bank.

11. GUARANTOR'S RECEIPT OF PAYMENTS. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's collection and/or reimbursement rights against Borrower (or against any other Guarantor, surety or endorser of the Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Bank is fully paid and satisfied, or under the "insider" circumstances described above, until the thirteen
         (13) month anniversary date following the full and final payment and satisfaction of the Indebtedness. In the event that Guarantor should for any reason whatsoever receive any payment(s) from Borrower (or any other Guarantor, surety or endorser of the Indebtedness) that Borrower (or such a third party) may owe to Guarantor for any of the reasons stated above, Guarantor agrees to accept such payment(s) in trust for and on behalf of Bank, advising Borrower (or the third party payee) of such fact. Guarantor further unconditionally agrees to immediately deliver such funds to Bank, with such funds being held by Guarantor over any interim period, in trust for Bank. In the event that Guarantor should for any reason whatsoever receive any such funds from Borrower (or any third party), and Guarantor should deposit such funds in one or more of Guarantor's deposit accounts, no matter where located, Bank shall have the right to attach any and all of Guarantor's deposit accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Guarantor, and whether or not such fund then remain on deposit in such an account or accounts.

12.      [RESERVED]

13. SECURITY INTEREST. As collateral security for repayment of Guarantor's obligations hereunder and under any additional guaranties previously granted or to be granted by Guarantor in the future, and additionally as collateral security for any present and future indebtedness of Guarantor in favor of Bank (with the exception of any indebtedness under a consumer credit card account), Guarantor is granting Bank a continuing security interest in any and all funds that Guarantor may now and in the future have on deposit with Bank and/or Morgan Keegan or in certificates of deposit, other deposit accounts or investment accounts as to which Guarantor is an account holder against the unpaid balance of any and all other present and future obligations and indebtedness of Guarantor to Bank, in



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         principal, interest, fees, costs, expenses, and attorneys' fees. The security interests and related rights herein granted to Bank are in addition to the pledge granted to Bank under La. R.S. 6:316 and any other rights in favor of Bank granted by applicable statute.

14. ADDITIONAL COVENANTS. Guarantor agrees that Bank may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing any of Guarantor's obligations or liabilities under this Agreement:

         (a) Make additional secured and/or unsecured loans to Borrower.

         (b) Discharge, release or agree not to sue any party (including, but not limited to, Borrower or any other Guarantor, surety, or endorser of the Indebtedness), who is or may be liable to Bank for any of the Indebtedness.

         (c) Sell, exchange, release, surrender, realize upon, or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of the Indebtedness.

         (d) Alter, renew, extend, accelerate, or otherwise change the manner, place, terms and/or times of payment or other terms of the Indebtedness, or any part thereof, including any increase or decrease in the rate or rates of interest on any of the Indebtedness.

         (e)  Settle or compromise any of the Indebtedness.

         (f) Subordinate and/or agree to subordinate the payment of all or any part of the Indebtedness, or Bank's security rights in any collateral directly or indirectly securing any such Indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower.

         (g) Apply any payments and/or proceeds to any of the Indebtedness in such priority or with such preferences as Bank may determine in its sole discretion, regardless of which of the Indebtedness then remains unpaid.

         (h) Take or accept any other collateral security or guaranty for any or all of the Indebtedness.

         (i) Enter into, deliver, modify, amend, or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of the Indebtedness.

15. NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS. No course of dealing between Bank and Borrower (or any other Guarantor, surety or endorser of the Indebtedness), nor any failure or delay on the part of Bank to exercise any of Bank's rights and remedies under this Agreement or any other agreement or agreements by and between Bank and Borrower (or any other Guarantor, surety or endorser), shall have the effect of impairing or releasing Guarantor's obligations and liabilities to Bank, or of waiving any of Bank's rights and remedies under this Agreement or otherwise. Any partial exercise of any rights and remedies granted to Bank shall furthermore not constitute a waiver of any of Bank's other rights and remedies; it being Guarantor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any wavier or forbearance on the part of Bank to pursue Bank's available rights and remedies shall be binding upon Bank only to the extent that Bank specifically agrees to such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one event of default shall not constitute a waiver or forbearance as to any other default.

16. NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect notwithstanding the occurrence of any event, including without limitation any one or more of the following events:



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         (a) The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or of any other Guarantor, surety or endorser of the Indebtedness.

         (b) Any payment by Borrower, or any other party, to Bank that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or any such amounts or payment which, for any reason, Bank is required to refund or repay to Borrower or to any other person.

         (c) Any dissolution by Borrower, or any sale, lease or transfer of all or any part of Borrower's assets.

         (d) Any failure of Bank to notify Guarantor of the making of additional loans or other extensions of credit in reliance on this Agreement.

17. AUTOMATIC REINSTATEMENT. This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated, if a release or discharge has occurred, or if at any time, any payment or part thereof to Bank with respect to any of the Indebtedness, is rescinded or must otherwise be restored by Bank pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party to the Indebtedness or any such security therefor. In the event that Bank must rescind or restore any payment received in total or partial satisfaction of the Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically and retroactively renewed and/or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge had never been granted. It is the intention of Bank and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance and satisfaction of such obligations and liabilities; and then only to the extent of such performance.

18. ORGANIZATION. Guarantor is a limited partnership which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Mississippi. Guarantor is duly authorized to transact business in all other states in which Guarantor is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Guarantor is doing business. Specifically, Guarantor is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Guarantor's guaranty of the Indebtedness does not violate Guarantor's Partnership Agreement. Guarantor has taken all actions necessary to authorize the execution, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Guarantor and Guarantor's business activities.

19. REPRESENTATIONS AND WARRANTIES BY GUARANTOR. Guarantor represents and warrants that:

         (a) Guarantor has the lawful power to own its properties and to engage in its business as presently conducted.

         (b) Guarantor's guaranty of the Indebtedness and Guarantor's execution, delivery and performance of this Agreement are not in violation of any laws and will not result in a default under any contract, agreement, or instrument to which Guarantor is a party, or by which Guarantor or its property may be bound.

         (c) Guarantor has reviewed the terms of the Indebtedness, including, without limitation, the Credit Agreement.

         (d) Guarantor has agreed and consented to execute this Agreement and to guarantee the Indebtedness in favor of Bank, at Borrower's request and not at the request of Bank.



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         (e) Guarantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated herein and/or arising out of the Indebtedness.

         (f) This Agreement, when executed and deliver to Bank, will constitute a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms.

         (g) Guarantor has established adequate means of obtaining information from Borrower on a continuing basis regarding Borrower's financial condition.

         (h) Bank has made no representations to Guarantor as to the creditworthiness of Borrower.

20. ADDITIONAL OBLIGATIONS OF GUARANTOR. So long as this Agreement remains in effect, Guarantor has not and will not, without Bank's prior written consent, sell, lease, assign, pledge, hypothecate, encumber, transfer, or otherwise dispose of all or substantially all of Guarantor's assets. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's risks under this Agreement. Guarantor further agrees that Bank shall have no obligation to Guarantor any information or material relating to Borrower or the Indebtedness.

21. ADDITIONAL DOCUMENTS; FINANCIAL STATEMENTS. Upon the reasonable request of Bank, Guarantor will, at any time, and from time to time, execute and deliver to Bank any and all such financial instruments and documents, and supply such additional information, as may be necessary or advisable in the opinion of Bank to obtain the full benefits of this Agreement.

         Guarantor further agrees to provide Bank with the following financial statements of Guarantor within the required time frame during the term of this Agreement:

                  (i) Within ninety (90) days after the end of Guarantor's fiscal year audited financial statements of Guarantor as of the end of such year including the balance sheet and related statements of income and cash flows of Guarantor for such fiscal year, together with supporting schedules, all on a comparative basis with the prior fiscal year, in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, showing the financial condition, assets, liabilities and member equity of Guarantor at the close of such year and the results of the operations of Guarantor during such year. The financial statements required to be provided under this Section must be accompanied by a certificate of an independent certified public accountant that such financial statements have been audited by said certified public accountant and present fairly and in accordance with generally accepted accounting principles the financial position and the results of operations of the Borrower for the periods presented. Said certified public accountant is to be selected by Guarantor; however, such certified public accountant must be of recognized standing and satisfactory to the Bank.

                  (ii) Annual federal income tax return of Guarantor as filed with the Internal Revenue Service within fifteen (15) days of filing each year during the term of this Agreement. Guarantor shall notify Bank of any extension of time requested for such filing.

22. TRANSFER OF INDEBTEDNESS. This Agreement is for the benefit of Bank and for such other person or persons as may from time to time become or be the holders of all or any part of the Indebtedness. This Agreement shall be transferrable and negotiable with the same force and effect and to the same extent as the Indebtedness may be transferrable; it being understood and agreed to by Guarantor that, upon any transfer or assignment of all or any part of the Indebtedness, the holder of such Indebtedness shall have all of the rights and remedies granted to Bank under this Agreement. Guarantor further agrees that, upon any transfer of all or any portion of the Indebtedness, Bank may transfer and deliver any and all collateral securing repayment of such Indebtedness (including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness, and such collateral shall secure any and all of the Indebtedness in favor of such a transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Bank shall be fully



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         discharged from any and all liability and responsibility to Borrower and Guarantor with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

23. CONSENT TO PARTICIPATION. Guarantor recognizes and agrees that Bank may, from time to time, one or more times, transfer all or any part of the Indebtedness through sales of participation interests in such Indebtedness to one or more third party Banks. Guarantor specifically agrees and consents to all such transfers and assignments, and Guarantor further waives any subsequent notice of such transfers and assignments as may be provided under Louisiana law. Guarantor additionally agrees that the purchaser of a participation interest in the Indebtedness will be considered as the absolute owner of a percentage interest of such Indebtedness and that such a purchaser will have all of the rights granted under any participation agreement governing the sale of such a participation interest. Guarantor waives any rights of offset that Guarantor may have against Bank and/or any purchaser of such a participation interest, and Guarantor unconditionally agrees that either Bank or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Bank or any such purchaser.

24. NOTICES. Any notice provided in this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U.S. mail, postage prepaid, addressed to the person to whom the notice is to be given at the address shown above or at such other addresses as any party may designate to the other in writing.

25. ADDITIONAL GUARANTIES. Guarantor recognizes and agrees that Guarantor may have previously granted, and may in the future grant, one or more additional guaranties of the Indebtedness in favor of Bank. Should this occur, the execution of this Agreement and any additional guaranties on the part of Guarantor will not be construed as a cancellation of this Agreement or any of Guarantor's additional guaranties; it being Guarantor's full intent and agreement that all such guaranties of the Indebtedness in favor of Bank shall remain in full force and effect and shall be cumulative in nature and effect.

26. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

         26.1 AMENDMENT. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Bank, and then shall be effective only as to the specific instance and for the specific purpose for which given.

         26.2 CAPTION HEADINGS. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or the define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

         26.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         26.4 SUCCESSORS AND ASSIGNS BOUND. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrators, executors and assigns.

         26.5 WAIVE JURY. Guarantor and Bank hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either against the other.



                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO BANK AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY BANK IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AS OF APRIL 4, 2006.

GUARANTOR:

GENESIS CRUDE OIL, L.P.


BY:  /s/ MARK J. GORMAN
   ------------------------------------
         MARK GORMAN, PRESIDENT



                [INDIVIDUAL ACKNOWLEDGMENT FOLLOWS ON NEXT PAGE]




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

                            INDIVIDUAL ACKNOWLEDGMENT


STATE OF TEXAS

COUNTY OF HARRIS
          ------


BE IT KNOWN, that on this 4th day of April, 2006;

BEFORE ME, a Notary Public,

PERSONALLY CAME AND APPEARED:

GENESIS CRUDE OIL, L.P., through its duly authorized officer, who, being duly sworn, did say and acknowledge that he, in his representative capacity, executed the foregoing Guaranty on behalf of Genesis Crude Oil, L.P. as its free act and deed.

GUARANTOR:

GENESIS CRUDE OIL, L.P.



BY:  /s/ MARK J. GORMAN
   -------------------------------------
         MARK GORMAN, PRESIDENT


IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the date and year last above written.

SWORN TO AND SUBSCRIBED BEFORE ME THIS 4TH DAY OF APRIL, 2006.


                                    JAN WHITE
                      ------------------------------------
                                  NOTARY PUBLIC
                      MY COMMISSION EXPIRES: JUNE 29, 2009
                                             -------------



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